TOWN & COUNTRY CORPORATION,
                                    as Issuer

                                       AND

                    TOWN & COUNTRY FINE JEWELRY GROUP, INC.,
        L.G. BALFOUR COMPANY, INC. and GL, INC. (F/K/A GOLD LANCE, INC.),
                                  as Guarantors

                                       AND

                             BANKERS TRUST COMPANY,
                                   as Trustee

      --------------------------------------------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of June 4, 1997

                                       to

                                    INDENTURE

                            Dated as of May 14, 1993

     ----------------------------------------------------------------------

                 13% Senior Subordinated Notes Due May 31, 1998

                          THIRD SUPPLEMENTAL INDENTURE


         THIRD SUPPLEMENTAL INDENTURE dated as of June 4, 1997, by and among TOWN & COUNTRY CORPORATION, a Massachusetts corporation (the "Issuer"), BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee"), and TOWN & COUNTRY FINE JEWELRY GROUP, INC., L.G. BALFOUR COMPANY, INC. and GL, INC. (F/K/A GOLD LANCE, INC.) (the "Guarantors").

         WHEREAS, all capitalized terms used in this Third Supplemental Indenture have the respective meanings set forth in the Indenture; and

         WHEREAS, the Issuer, the Guarantors and the Trustee entered into that certain Indenture dated as of May 14, 1993 (the "Indenture"), which authorized the issuance of 13% Senior Subordinated Notes due May 31, 1998 (the "Securities"); and

         WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuer, the Trustee and the Guarantors may amend the Indenture as provided herein with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities; and

         WHEREAS, all acts and proceedings required by law, the Indenture, the articles of organization and the by-laws of the Issuer and the Guarantors to authorize, approve and constitute this Third Supplemental Indenture as a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this Third Supplemental Indenture have in all respects been duly authorized by the Issuer and the Guarantors.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee hereby agree as follows:

         (1) The definition of "Minimum Net Worth" as set forth in the Indenture (and as amended by the First Supplemental Indenture dated as of November 13, 1996) shall be deleted in its entirety and replaced as follows: "Minimum Net Worth" means, as of any date, an amount equal to negative $15,000,000.

         (2) The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Issuer and the Guarantors.

         (3) This Third Supplemental Indenture shall become valid, binding and effective upon its execution by the Issuer, the Guarantors and the Trustee.

         (4) Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In addition, without limitation, the Issuer and the Guarantors hereby reconfirm their obligations to the Trustee under Section 7.07 of the Indenture.

         (5) This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         (6) This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

         (7) The laws of the State of New York shall govern this Third Supplemental Indenture without regard to principles of conflicts of law.

         (8) Nothing contained in this Third Supplemental Indenture shall operate as a waiver or release of any right, remedy, claim or privilege against the Company, the Guarantors or any other person as to matters not specifically addressed by this Third Supplemental Indenture, and all such rights, remedies, claims and privileges are hereby expressly preserved.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

                                            TOWN & COUNTRY CORPORATION


                                            By: /s/ William Schawbel
                                                --------------------------
                                                Name:     William Schawbel
                                                Title:    President


                                            TOWN & COUNTRY FINE JEWELRY
                                            GROUP, INC.


                                            By: /s/ William Schawbel
                                                --------------------------
                                                Name:     William Schawbel
                                                Title:    President


                                            L.G. BALFOUR COMPANY, INC.


                                            By: /s/ William Schawbel
                                                --------------------------
                                                Name:     William Schawbel
                                                Title:    President


                                            GL, INC. (F/K/A GOLD LANCE, INC.)


                                            By: /s/ Richard E. Floor
                                                --------------------------
                                                Name:     Richard E. Floor
                                                Title:    Clerk


                                            BANKERS TRUST COMPANY, as
                                            Trustee


                                            By: /s/ Kevin Weeks
                                                --------------------------
                                                Name:     Kevin Weeks
                                                Title:    Assistant Treasurer